UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2023

PARTS ID, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38296	81-3674868
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Corporate Drive

Suite C

Cranbury, New Jersey 08512

(Address of principal executive offices, including zip code)

609-642-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ID	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2023, PARTS iD, Inc., a Delaware corporation (the “Company”) entered into an interim officer engagement agreement (the “Engagement Agreement”) with SRV Partners, LLC, a Delaware limited liability company (“SRVP”). Pursuant to the Engagement Agreement, Arkady A. Goldinstein will be appointed as the interim Chief Financial Officer of the Company, effective November 1, 2023. Mr. Goldinstein will also assume on an interim basis the duties of Principal Financial Officer and Principal Accounting Officer of the Company.

Mr. Goldinstein is the founder and Managing Director at SRVP. Prior to founding SRVP, he was a senior associate in the restructuring practice of Alvarez & Marsal, a leading turnaround and restructuring firm. Prior to that, Mr. Goldinstein practiced law at Weil Gotshal & Manges LLP and DLA Piper LLP (US), leading global law firms. Mr. Goldinstein has extensive experience in guiding companies and other stakeholders through complex turnarounds and restructurings in a broad range of industries, including retail, financial services, consumer products, oil & gas and construction. Mr. Goldinstein received his J.D. from the University of Pennsylvania Carey Law School and his B.S. in Economics (with concentrations in Finance and Information Systems) from The Wharton School at the University of Pennsylvania.

Under the terms of the Engagement Agreement, the Company agreed to (i) pay SRVP a monthly rate of $50,000 per month (assuming Mr. Goldinstein’s engagement will be based on full-time capacity), (ii) reimburse SVRP for reasonable out-of-pocket expenses incurred in connection with Mr. Goldinstein’s engagement and (iii) remit to SRVP a retainer in the amount of $50,000, which shall be credited against any amounts due at the termination of the engagement. The Engagement Agreement may be terminated by the Company or SRVP without cause by written notice to the other party. The Engagement Agreement also includes customary representations, warranties and covenants (including indemnification provisions) that are standard for agreements of this type.

Other than as described above, there are no arrangements or understandings between Mr. Goldinstein and any other persons pursuant to which he was chosen as an interim officer of the Company. There are no family relationships between Mr. Goldinstein and any of the Company’s directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer. Mr. Goldinstein is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Interim Officer Engagement Agreement, dated October 30, 2023, between SRV Partners, LLC and PARTS iD, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2023

PARTS ID, INC.

By:	/s/ Lev Peker
	Name:	Lev Peker
	Title:	Chief Executive Officer

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